                                                                    EXHIBIT 15.1





                               November 4, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:      Patterson Energy, Inc.
         Registration on Form S-8


We are aware that our reports dated April 30, 1997 and July 24, 1997, on our reviews of interim financial information of Patterson Energy, Inc. for the periods ended March 31, 1997 and June 30, 1997, and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of
Section 7 and 11 of that Act.




                                        /s/  Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Dallas, Texas